UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                SEPTEMBER 8, 2003
                Date of Report (date of earliest event reported)

                               DIGITALTHINK, INC.

             (Exact name of Registrant as specified in its charter)

   DELAWARE                        000-28687                     94-3244366
-------------------------------------------------------------------------------
(State or other            (Commission File Number)          (I.R.S. Employer
jurisdiction of                                              Identification
incorporation)                                               Number)

                               601 BRANNAN STREET
                         SAN FRANCISCO, CALIFORNIA 94107
                    (Address of principal executive offices)

                                 (415) 625-4000
              (Registrant's telephone number, including area code)



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Item 5. Other Events.

On September 8, 2003, DigitalThink, Inc. (the "Company") issued 4,166,667 shares of its common stock and warrants to purchase 1,458,333 shares of its common stock, resulting in $10,000,000 of gross proceeds to the Company. Under the terms of the private placement, the Company sold the shares of Common Stock for a price of $2.40 per share plus a warrant to purchase 0.35 of a share of common stock. The warrants bear an exercise price of $3.45 per share ("Warrants"). The exercise price and the number of shares to be issued upon exercise of the Warrants are subject to future adjustments in the event of certain issuances of DigitalThink equity securities for a common-equivalent per share price of less than the exercise price. Merriman Curhan Ford & Co. acted as placement agent for the transaction and in exchange for its services will receive a cash fee and warrants to purchase shares of DigitalThink's common stock on the same terms as the warrants issued to the investors. Proceeds from this private offering will be used for possible acquisitions and working capital purposes.

As part of the financing, DigitalThink agreed to prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 (the "Registration Statement") with respect to the resale of the common stock (including those shares underlying the warrants) purchased by the investors. Pursuant to this agreement, if the Registration Statement is not filed with the SEC or declared effective by the SEC on or prior to certain deadlines, or if the Registration Statement is filed and declared effective but thereafter is unavailable for use for certain periods of time for the resale of the securities included, then DigitalThink will pay each investor in cash an amount at the rate of 2.0% of the amount invested by such investor for each 30-day period following the failure to comply with the applicable covenant. Also as part of this transaction, the investors have the option to purchase up to an additional $5 million of Common Stock and warrants within 120 days of the securities being registered.

The foregoing summary is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which is attached hereto as Exhibit 4.1, the Registration Rights Agreement, which is attached hereto as Exhibit 4.2, and the Form of Warrant to purchase Common Stock, which is attached hereto as
Exhibit 4.3, each of which are incorporated by reference herein.

Item 7. Financial Statements and Exhibits

     c) Exhibits

4.1 Securities Purchase Agreement, dated as of September 8, 2003, among DigitalThink, Inc., The Riverview Group LLC and Omicron Master Trust.

4.2 Registration Rights Agreement, dated as of September 8, 2003, among DigitalThink, Inc., The Riverview Group LLC and Omicron Master Trust.

4.3  Form of Warrant to purchase Common Stock.

99.1 Press release dated September 8, 2003 announcing the private placement.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:   September 8, 2003                DIGITALTHINK, INC.


                                          /s/  MICHAEL W. POPE
                                          -----------------------------------
                                          Michael W. Pope
                                          President and Chief Executive Officer

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                                  EXHIBIT INDEX


EXHIBIT
NUMBER

4.1 Securities Purchase Agreement, dated as of September 8, 2003, among DigitalThink, Inc., The Riverview Group LLC and Omicron Master Trust.

4.2 Registration Rights Agreement, dated as of September 8, 2003, among DigitalThink, Inc., The Riverview Group LLC and Omicron Master Trust.

4.3  Form of Warrant to purchase Common Stock.

99.1 Press release dated September 8, 2003 announcing the private placement.